Exhibit 10.83
AMENDMENT NUMBER TWENTY-TWO TO
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS
THE METLIFE PLAN FOR TRANSITION ASSISTANCE FOR OFFICERS (the “Plan”) is hereby amended as follows:
1.	Section 1.4.05(b)(3) of the Plan is hereby amended by deleting the phrase “Unless the Company or Subsidiary decides otherwise, in its sole and absolute discretion.”

2.	Section 1.4.08 of the Plan is hereby amended in its entirety to read as follows:

“Discontinuance of Employment Under the Provisions of the Company’s Staffing Adjustment Policy: ‘Discontinuance of Employment under the Provisions of the Company’s Staffing Adjustment Policy’ means the involuntary cessation of an Employee’s employment with the Company or Subsidiary because of a Job Elimination or a Discontinuation of Employment for Performance. In addition, the Company or Subsidiary may, in its sole and absolute discretion, deem certain circumstances as voluntarily resigning from the Company or Subsidiary. Those Employees who voluntarily resign under such deemed circumstances will not be eligible under the Plan unless the Plan Administrator determines that under the circumstances the Employee should be deemed to have been terminated under the Company’s Staffing Adjustment Policy. An Employee may be deemed to have been terminated under this Policy whether or not the Employee was subject to a Job Elimination.”

3.	Section 1.4.11 of the Plan is hereby amended by deleting the first set of parentheses and adding a new parenthetical phrase after the word “relocations” to read as follows: “(where such relocations results in an Employee becoming eligible to receive benefits under the Company’s or a Subsidiary’s relocation policy)” and by adding the phrase “short-term or long-term” before the word “disability”.

4.	Section 1.4.19(a) of the Plan is hereby amended by adding the following phrase immediately following the fourth comma therein: “and such reemployment occurs after the full number of weeks used to determine the amount of such previous Severance Pay under the Plan,”.

5.	Section 3.2 of the Plan is hereby amended by adding the phrase “or its designate” at the end thereof.

6.	Section 4.1 of the Plan is hereby amended by deleting “Company or Subsidiary” the first time it appears in the second sentence thereof and replacing it with “Plan Administrator” and by restating the final sentence thereof to read as follows: “The Company or Subsidiary, or where appropriate, the Plan Administrator, will determine, on a case-by-case basis, whether a Participant is entitled to Severance Pay and the amount thereof.”

7.	For purpose of clarifying the Plan’s long standing practice, Section 4.1 of the Plan is hereby amended by adding the following new sentence at the end thereof to read as follows: “Notwithstanding any other provision of this Section 4.1 to the contrary, the Compensation Committees of the Boards of Directors of the Company and MetLife, Inc. must approve the amount and payment of any Severance Pay under the Plan made to an Employee who is a member of the Executive Group of the Company or MetLife, Inc. on such Employee’s Date of Discontinuance”

8.	Section 6.4 of the Plan is hereby amended by deleting “Company or Subsidiary” with “Plan Administrator.”

9.	This amendment is effective as of November 1, 2009.
IN WITNESS WHEREOF, the Company has caused this amendment to be executed by an officer thereunto duly authorized on the date noted below the officer’s signature.
METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ Lynne E DiStasio
Name/Title:	Lynne E DiStasio, Vice President

Date:	December 21, 2009

Witness:	/s/ Lucida Plummer

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